SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JEFFERIES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JEFFERIES GROUP, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

April 25, 2008

SUPPLEMENT TO PROXY STATEMENT

On April 16, 2008, we filed with the U.S. Securities and Exchange Commission, and mailed to each shareholder entitled to vote at our 2008 Annual Meeting a definitive proxy statement (the “Proxy Statement”) and proxy card. On April 21, 2008, we closed a transaction with Leucadia National Corporation (the “Transaction”). As a result of the Transaction, Leucadia acquired approximately 16.7% of our outstanding common stock (after giving effect to the Transaction), and we have appointed two additional individuals, Ian M. Cumming and Joseph S. Steinberg, Leucadia’s Chairman and President, to our board of directors. This supplement to our Proxy Statement (the “Supplement”) is intended to provide you with additional information regarding the Transaction and the nomination of Mr. Cumming and Mr. Steinberg to serve as directors for the 2008-2009 election year.

A new yellow proxy card is enclosed with this Supplement. If you have not yet voted, please destroy the previously mailed proxy card and use the yellow proxy card enclosed with this Supplement. If you have already voted your shares, whether via online voting, by telephone or by returning the previously mailed proxy card, you may vote again by whichever method you choose and your later vote will supersede your earlier vote. If you have already voted and do not vote again, we will retain your vote as originally recorded and your vote will not be considered either a vote in favor of, or withheld from, the two new directors.

As a result of the Transaction, the Board has determined to expand the number of directors that will be elected at the Annual Meeting from six to eight. The eight directors who receive the most votes from the shares properly voting at the meeting will be elected, even if one or more directors does not receive a majority of the votes cast. Withholding a vote for a particular director will not count as a vote against that director, since there is no minimum number of votes necessary to elect a director. However, in accordance with our Board of Directors Corporate Governance Guidelines, any nominee for director who receives a greater number of votes “withheld” from his election than votes “for” his election is required to tender his resignation to the Chairman of the Board. The Corporate Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it in accordance with the Corporate Governance Guidelines.

This Supplement modifies and supersedes our Proxy Statement with respect to the subjects discussed. In all other respects, the Proxy Statement continues to be accurate and complete and is incorporated herein by reference. Your decision about how to vote at our upcoming annual meeting should be guided by both the Proxy Statement and this Supplement.

The Board of Directors urges you to read the Proxy Statement and this Supplement and to vote FOR the election of all of the nominated directors and the Amended and Restated 2003 Incentive Compensation Plan.

Election of Directors

Under our By-Laws, the Board of Directors may determine its own size so long as it remains not less than five nor more than seventeen directors. Our Board currently consists of nine members, and has proposed the election of eight directors at this year’s Annual Meeting. Prior to the announcement of the Transaction, Mr. Macchiarola had decided to retire and is not standing for reelection to the Board of Directors. In connection with the Transaction, Mr. Cumming and Mr. Steinberg were appointed to fill two newly created vacancies on the board. The directors elected at this Annual Meeting will serve a term that lasts until the directors elected at next year’s Annual Meeting of Shareholders assume their duties.

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Information Concerning Nominees for Director and Executive Officers

Additional Nominees

As a result of the Transaction, the following two individuals were appointed to our Board of Directors and have been nominated for election as directors at the Annual Meeting:

Ian M. Cumming, age 67, a nominee, has been one of our directors since April 2008 and a director of Jefferies High Yield Holdings, LLC since April 2007. Mr. Cumming has served as a director and Chairman of the Board of Leucadia since June 1978. Leucadia is a diversified holding company engaged in a variety of businesses, including manufacturing, telecommunications, property management and services, gaming entertainment, real estate activities, medical product development and winery operations. Mr. Cumming is also Chairman of the Board of The FINOVA Group Inc, a middle market lender. Mr. Cumming is a director of Skywest, Inc., a Utah-based regional air carrier, HomeFed Corporation (“HomeFed”), a publicly held real estate development company, and AmeriCredit Corp., an auto finance company. Mr. Cumming is an alternate director of Fortescue Metals Group Ltd (“Fortescue”), an Australian public company that is engaged in the mining of iron ore.

Joseph S. Steinberg, age 64, a nominee, has been one of our directors since April 2008 and a director of Jefferies High Yield Holdings, LLC since April 2007. Mr. Steinberg has served as a director of Leucadia since December 1978 and as its President since January 1979. In addition, Mr. Steinberg is Chairman of the Board of HomeFed and a director of FINOVA and Fortescue.

Transactions with Related Persons

On April 20, 2008, we entered into an Investment Agreement and Standstill Agreement (the “Agreements”) with Leucadia National Corporation (“Leucadia”). On April 21, 2008, as more fully set forth in the Agreements, which are attached to our Current Report on Form 8-K filed on April 21, 2008, we purchased from Leucadia 10,000,000 common shares of Leucadia in exchange for our issuance of 26,585,310 shares of our common stock, representing 16.7% of our outstanding shares (after giving effect to the Transaction), and a payment to Leucadia of $100,021,353.

Pursuant to the Agreements, we increased the size of our board of directors by two and elected two designees selected by Leucadia to fill the new directorships. Leucadia designated Ian M. Cumming, Leucadia’s Chairman, and Joseph S. Steinberg, a director of Leucadia and its President, to fill the two newly created vacancies on our board. Leucadia will continue to have the right to appoint two directors for two years so long as Leucadia maintains at least 15% beneficial ownership of our outstanding shares. Leucadia agreed that for a period of two years, subject to certain exceptions (i) not to sell any of our shares acquired in the transaction, (ii) not to acquire additional shares of our voting securities if such acquisition would result in Leucadia beneficially owning more than 30% of our outstanding shares, and (iii) to vote its shares of our common stock in favor of the slate of directors nominated by our board of directors.

On April 21, 2008, our board of directors elected Ian M. Cumming and Joseph S. Steinberg to our board of directors. The elections were made in accordance with the terms of the Agreements described above. At the time of election, our board of directors did not appoint Messrs. Cumming or Steinberg to any committees of the board. Pursuant to the terms of the Agreements, at Leucadia’s request, at least one of Leucadia’s board designees shall be appointed to serve on each committee of the board, with the exception of the Audit Committee.

Through our subsidiaries, we have performed investment banking and other services, including transactions where we received commissions and commission equivalents, for Leucadia and its affiliates. From January 1, 2007, through April 21, 2008, we received approximately $29.4 million in fee income from Leucadia for those services.

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Jefferies High Yield Trading

On April 2, 2007, we reorganized Jefferies High Yield Trading, LLC to conduct the secondary market trading activities previously performed by the High Yield division of Jefferies and the High Yield Funds. As previously disclosed, we and a subsidiary of Leucadia each own 50% of the voting securities of Jefferies High Yield Holdings, LLC (“JHYH”) and each have the right to nominate two of a total of four directors to JHYH’s board of directors. Leucadia’s nominees to our board of directors, Messrs. Cumming and Steinberg, are two of the directors of JHYH. Leucadia has invested $350,000,000 in JHYH and is currently committed to an additional investment of $250,000,000, subject to our prior request. Pursuant to the Agreements, any request to Leucadia for additional capital investment in JHYH will require the unanimous consent of our board of directors (including the consent of Leucadia’s designees to our board of directors).

Regular Margin Accounts

Through Jefferies & Company, Inc., our wholly owned broker-dealer subsidiary, we have extended credit to affiliates of Leucadia in margin accounts in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us and did not involve more than the normal risk of collectibility or present other unfavorable features.

Security Ownership of Certain Beneficial Owners and Management

The table entitled “Security Ownership of Certain Beneficial Owners and Management” provided in our Proxy Statement reported information regarding beneficial ownership of our common stock as of February 1, 2007, by

•	each person we know of who beneficially owns more than 5% of our common stock,

•	each of our directors,

•	each executive officer named in the Summary Compensation Table, and

•	all directors and executive officers as a group.

Information provided below is as of as of April 20, 2008, and to the extent it relates to Leucadia, is based upon information contained in the Agreements which are attached to our Current Report on Form 8-K filed on April 21, 2008 with the Securities and Exchange Commission (“SEC”). Since Leucadia acquired the shares in the Transaction after the record date, the shares will not be entitled to vote at the meeting. The number of shares beneficially owned by each shareholder and the percentage of the outstanding common stock those shares represent include shares that may be acquired by that shareholder within 60 days through the exercise of any option or right. Unless otherwise indicated, the mailing address of the parties listed below is our principal business address and the parties have sole voting power and sole dispositive power over their shares.

	Shares of Common		Percentage of
	Stock Beneficially		Common Stock
Name and Address of Beneficial Owner	Owned		Beneficially Owned

Leucadia National Corporation	30,851,110	(1)	19.3%
315 Park Avenue South New York, New York 10010
Ian M. Cumming	0	(2)		*
Joseph S. Steinberg	0	(3)		*

*	The percentage of shares beneficially owned does not exceed one percent of the class.

(1)	The indicated interest was reported on a Form 3 filed with the SEC by Leucadia National Corporation (“Leucadia”) on April 24, 2008, reporting interests held as of April 20, 2008. Reflects 4,265,800 shares directly owned by Baldwin Enterprises, Inc. (“Baldwin”) and indirectly owned by Phlcorp, Inc. (“Phlcorp”) and Leucadia National Corporation (“Leucadia”). Baldwin is a wholly-owned subsidiary of Phlcorp and Phlcorp is a wholly-owned subsidiary of Leucadia.

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(2)	The indicated interest was reported on a Form 3 filed with the SEC by Mr. Cumming on April 24, 2008, reporting interests held as of April 20, 2008. Excludes shares held by Leucadia as to which Mr. Cumming disclaims beneficial ownership.

(3)	The indicated interest was reported on a Form 3 filed with the SEC by Mr. Steinberg on April 24, 2008, reporting interests held as of April 20, 2008. Excludes shares held by Leucadia as to which Mr. Steinberg disclaims beneficial ownership.

Director Independence

The Board has adopted Corporate Governance Guidelines that contain categorical standards for the determination of director independence, which are available to the public through the Jefferies website at www.jefferies.com. The Board has determined that directors who comply with the standards in the Corporate Governance Guidelines have no material relationship with us as required by New York Stock Exchange Rules. The Board has noted relationships by and among its Board members and nominees that may give rise to conflicts, in particular, as it relates to Mr. Cumming and Mr. Steinberg, that each serves in various capacities at Leucadia and its affiliates, Mr. Steinberg also serves on the Compensation Committee of HomeFed Corp. and the prior social and business relationships between Mr. Cumming, Mr. Steinberg and various members of our management, including Mr. Handler. The Board has determined that these facts do not impair the independence of these directors or lessen their qualifications to serve on the Board, and neither has been appointed to serve on any committees.

The Board of Directors urges you to read the Proxy Statement and this Supplement and to vote FOR the election of all of the nominated directors and the Amended and Restated 2003 Incentive Compensation Plan.

For the Board of Directors,

Lloyd H. Feller, Secretary

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Fellow Shareholder: You are cordially invited to attend our Annual Meeting of Shareholders. The meeting will be held at our offices at 520 Madison Avenue, 12th Floor, New York, New York 10022, on Monday, May 19, 2008, at 9:30 a.m. Enclosed is a Supplemental Proxy Statement together with a revised Proxy Voting Card. These materials should be used together with the Proxy Statement and Annual Report on Form 10-K mailed to you previously. Even if you have already voted, please vote again using the voting instructions on this Proxy Card to ensure that your vote is properly counted. Thank you for your participation and for exercising your right as a shareholder of Jefferies and part of our Firm to vote your shares. Sincerely, Richard B. Handler Brian P. Friedman Chairman and CEO Chairman of the Executive Committee 1 PROXY JEFFERIES GROUP, INC. Proxy for the Annual Meeting of Shareholders May 19, 2008 Solicited on Behalf of the Board of Directors of the Company The undersigned holder(s) of common shares of JEFFERIES GROUP, INC., a Delaware corporation (the “Company”), hereby appoints Richard B. Handler and Brian P. Friedman, and each of them, attorneys of the undersigned, with power of substitution, to vote all shares of the common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, May 19, 2008, at 9:30 a.m. local time, and at any adjournment thereof, as directed on the reverse hereof, hereby revoking all prior proxies granted by the undersigned. (Continued and to be signed on the reverse side) COMMENTS: 14475

ANNUAL MEETING OF SHAREHOLDERS OF JEFFERIES GROUP, INC. May 19, 2008 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20830000000000000000 4 051908 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. Signature of Shareholder Date: Signature of Shareholder Date: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors. ORichard B. Handler OBrian P. Friedman OW. Patrick Campbell ORichard G. Dooley ORobert E. Joyal OMichael T. O’Kane OIan M. Cumming OJoseph S. Steinberg 2. Approval of the Amended and Restated 2003 Incentive Compensation Plan. 3. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF JEFFERIES GROUP, INC. May 19, 2008 PROXY VOTING INSTRUCTIONS MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. -OR TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718921- 8500 from foreign countries and follow the instructions. Have your proxy card available when you call. -OR INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. -OR IN PERSON -You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20830000000000000000 4 051908 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors. O Richard B. Handler O Brian P. Friedman O W. Patrick Campbell O Richard G. Dooley O Robert E. Joyal O Michael T. O’Kane O Ian M. Cumming O Joseph S. Steinberg FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: 2. 3. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: FOR AGAINST ABSTAIN Approval of the Amended and Restated 2003 Incentive Compensation Plan. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.